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                                                                   EXHIBIT 99.12

                            DIGITAL ISLAND, INC.

                    EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                           ENROLLMENT/CHANGE FORM




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SECTION 1:                          Action                                   Complete Sections:
---------                           ------                                   -----------------
ACTION                       [_]   New Enrollment                            2, 3, 7 and sign attached Stock Purchase Agreement
                                                                                     ---
                             [_]   Change Payroll Deduction                  2, 4, 7
                             [_]   Terminate Payroll Deductions              2, 5, 7
                             [_]   Leave of Absence                          2, 6, 7
====================================================================================================================================

SECTION 2:         Name
---------              ----------------------------------------------------------------------------
PERSONNEL                    Last             First          MI                  Dept.
DATA
                   Home Address
                                ---------------------------------------------------------------
                                                             Street

                                ---------------------------------------------------------------
                                  City                          State                 Zip Code
                   Social
                   Security #                          -               -
                                ---------------------      ----------     --------------------
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SECTION 3:         Effective with the Purchase
---------          Interval Beginning:                                            Payroll Deduction Amount: __________ % of base
                                                                                  salary.*

NEW ENROLLMENT                [_]   August 1, ______                              * Must be a multiple of 1% up to a maximum of
                              [_]   February 1, ______                              15% of base salary.

                              [_]   Initial Offering Period
===================================================================================================================================
SECTION 4:
---------                                                                              I authorize the following new level of
                   Effective with the                                                  payroll deduction:
CHANGE             Pay Period Beginning:_______________________________________        ______________% of base salary.*
PAYROLL                                           Month, Day and Year
DEDUCTIONS
                                                                                       * Must be a multiple of 1% up to a maximum
                                                                                         of 15% of base salary.

                   NOTE:   You may reduce your rate of payroll deductions once per 6-month purchase interval to become effective as
                   ----    soon as possible following the filing of the change form. You may also increase your rate of payroll deductions to become effective as of the start date of the next 6-month purchase interval (first business day of February or August).
===================================================================================================================================
SECTION 5:         Effective with the
---------          Pay Period Beginning: ---------------------------------------     Your election to terminate your payroll
                                                    Month, Day and Year              deductions for the balance of the offering
TERMINATE                                                                            period cannot be changed, and you may not
PAYROLL                                                                              rejoin that offering period at a later date.
DEDUCTIONS                                                                           You will not be able to resume participation in
                                                                                     the ESPP until the start of a new offering
                                                                                     period.

                   In connection with my voluntary termination of payroll deductions, I elect the following action regarding my ESPP payroll deductions to date in the current six (6)-month purchase interval:

                   [_] Purchase shares of Digital Island, Inc. at end of the interval
                                                 OR
                   [_]  Refund ESPP payroll deductions collected

                   NOTE:      If your employment terminates for any reason or your
                   ----       eligibility status changes (less than 20 hrs/week or less than
                              5 months/year), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.
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SECTION 6:         In connection with my unpaid leave of absence, I elect the following action
---------          with respect to my ESPP payroll deductions to date in the current purchase interval:

LEAVE OF           [_]  Purchase shares of Digital Island, Inc. at end of the interval
ABSENCE                                            OR
                   [_]  Refund ESPP payroll deductions collected

                   NOTE:  If you take an unpaid leave of absence, your payroll deductions will
                   ----   immediately cease.  Upon your return to active service within 90 days after the start of your leave, your payroll deductions will automatically resume at the rate in effect for you when you went on leave.
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SECTION 7:
---------

AUTHORIZATION      I hereby authorize the specific action or actions indicated above.


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Date                                                                              Signature of Employee
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